EXECUTIVE EMPLOYMENT AGREEMENT This Executive Employment Agreement (this “Agreement”) is made and entered into as of this 16th day of March, 2026 (the “Effective Date”) by and between Aquestive Therapeutics, Inc. (the “Company”) and Lori J. Braender (“Executive”). WITNESSETH: WHEREAS, Executive has served the Company since September 10, 2018 as the Chief Legal Officer, Chief Compliance Officer and Corporate Secretary of the Company; and WHEREAS, the Company and Executive have agreed to terminate the current Executive Employment Agreement dated as of September 10, 2018 between the Company and Executive (the “2018 Employment Agreement”) effective as of May 7, 2026 (the “Termination Date”); and WHEREAS, the Company wishes to engage Executive to serve, and Executive wishes to serve, the Company solely as the Corporate Secretary of the Company in accordance with the terms and conditions of this Agreement effective as of the Termination Date; NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, hereby agree as follows: 1. Employment of Executive as Corporate Secretary. During the Employment Term (as hereinafter defined), Executive agrees to be employed by and to serve the Company as its Corporate Secretary, and the Company agrees to employ and retain Executive in such capacity, in accordance with the terms and conditions of this Agreement. During the Employment Term, Executive shall report directly to the Chief Executive Officer of the Company (the “CEO”). The Company and Executive acknowledge that the role of Executive under this Agreement in the capacity of Corporate Secretary of the Company shall be a full time role until May 7, 2026 in order to assist the Company in the transition of Executive’s successor in the role of Chief Legal Officer and Chief Compliance Offer. During the Employment Term after May 7, 2026, the Company and Executive acknowledge and agree that the role of Executive as Corporate Secretary of the Company shall be a part time role. Executive agrees to devote a sufficient amount of time to provide strategic and administrative support to the Board of Directors of the Company (the “Board”), its committees, and senior leadership in its interactions with the Board, consistent with the Board calendar and regulatory cycles of the Company. Executive shall (i) faithfully, loyally, and industriously perform all duties incident to the position of Corporate Secretary, as well as any other duties consistent with the stature, responsibility and time commitment of Executive's position as Corporate Secretary and as may from time to time be assigned by the CEO consistent therewith, and (ii) comply with the Company’s policies in effect from time to time. Notwithstanding any provision herein to the contrary, Executive shall not be precluded from devoting reasonable periods of time required for serving as a member of one or more advisory boards or boards of directors of companies or organizations or engaging in other business activities, so long as such memberships or activities do not interfere with the performance of Executive's duties hereunder and are not directly or indirectly competitive with, nor contrary to, the business or other interests of the Company, subject to prior approval by the CEO. 2. Employment Term. The term of this Agreement shall begin effective as of April 2, 2026 and continue until December 31, 2026 unless earlier terminated in accordance with the terms of this Agreement (the “Initial Employment Term”). The Company and Executive may mutually agree in writing to renew the term of this Agreement for consecutive additional periods (the “Renewal Terms” and, along Docusign Envelope ID: 133B1AD5-BD0A-40B1-BA84-E36F1C49BBE9

2 with the Initial Employment Term, collectively referred to in this Agreement as the “Employment Term”), on terms and conditions mutually acceptable to the Company and Executive. 3. Base Salary. On and after May 7, 2026, , the Company shall pay Executive a base salary (the “Base Salary”) at a rate of $15,000.00 per month, payable in accordance with the standard payroll practices of the Company. The Board will review Executive's Base Salary at least annually and, with recommendations from the CEO, may increase but not decrease the then current base salary rate. 4. Additional Benefits. A. Executive Benefits. During the Employment Term, Executive shall be eligible to participate in such employee benefit plans as are generally available to other senior executives of the Company. B. Expense Reimbursement. The Company will pay or reimburse Executive for reasonable expenses incurred by Executive in connection with the performance of Executive’s duties and responsibilities under this Agreement, subject to presentation of vouchers and compliance with generally applicable business expense reimbursement policies of the Company. 5. Termination. A. Termination for Cause. The Company may terminate Executive's employment for “Cause” if Executive: • is convicted of or pleads nolo contendre to a felony (or its equivalent under applicable state law); • commits fraud or a material act or omission involving dishonesty with respect to the Company or any of its respective employees, customers or affiliates; • willfully and repeatedly fails or refuses to carry out the material responsibilities of Executive's employment by the Company (except where due to physical or mental incapacity); • engages in willful misconduct or a pattern of behavior which in either case has had or is reasonably likely to have a significant adverse effect on the Company; • willfully engages in any act or omission which is in material violation of the Company’s policies, including but not limited to engaging in insider trading transactions or disseminating inside information; or • commits a material breach of Executive's material obligations under this Agreement, including but not limited to Section 8 of this Agreement. A decision to terminate Executive's employment for Cause shall be made, if at all, by the CEO, after consultation with the Board, upon reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard by the CEO, and the CEO finding that, in his good faith opinion, Executive engaged in conduct set forth above and specifying the particulars thereof in reasonable detail. If the act or omission giving rise to the termination for Cause is curable by Executive, the Company will provide thirty (30) days’ written notice to Executive of the Company’s intent to terminate Executive for Cause, with an explanation of the reason(s) for the termination for Cause and, if Executive cures the act or omission within the 30-day notice period, the Company will rescind the notice of termination and Docusign Envelope ID: 133B1AD5-BD0A-40B1-BA84-E36F1C49BBE9

3 Executive's employment will not be terminated for Cause at the end of the 30-day notice period. If Executive has previously been afforded the opportunity to cure particular behavior and successfully cured under this provision, the Company will have no obligation to provide Executive with notice and an opportunity to cure a recurrence of that behavior prior to a termination for Cause. For purposes of this Section 5(A), an action or inaction shall not be treated as “willful misconduct” if authorized by the CEO or the Board, or taken by Executive in the good faith belief that it was in, or not opposed to, the best interests of the Company. B. Termination by Reason of Permanent Disability. In a manner consistent with the Americans with Disabilities Act and the Family and Medical Leave Act, this Agreement may be terminated at the Company’s option immediately upon notice to Executive if Executive shall suffer a Permanent Disability. For purposes of this Agreement, the term “Permanent Disability” shall mean Executive's inability to perform the essential functions of Executive’s job under this Agreement, with or without reasonable accommodation, for a period of 120 consecutive days or for an aggregate of 150 days, whether or not consecutive, in any twelve (12) month period, due to illness, accident or other physical or mental incapacity, as determined by a duly licensed physician mutually agreed to by both Executive and the Company. C. Termination by Reason of Death. In the event of Executive's death, Executive's employment shall be deemed to have terminated on the date of Executive's death. D. Voluntary Resignation. Executive may terminate this Agreement at any time, subject to providing thirty (30) days' written notice to the Company. The Company may waive such notice and/or set an earlier termination date, without pay in lieu of notice. E. Termination without Cause. The Company may terminate Executive's employment under this Agreement at any time without Cause upon thirty (30) days’ prior written notice to Executive. The Company, at its sole discretion, may relieve Executive of Executive’s active duties during the notice period. Executive's termination without Cause will be effective upon the expiration of the 30-day notice period. For purposes of this Agreement, a termination of employment by the Company that purports to be for Cause, but is not in full compliance with all of the substantive and procedural requirements relating to a termination for Cause under this Agreement, shall be treated as a termination of employment without Cause. F. Termination for Good Reason. Executive may terminate Executive’s employment under this Agreement at any time for Good Reason upon the occurrence (or within thirty (30) days following the occurrence, provided that Executive furnishes the Company with written notice of Executive’s belief that grounds for a Good Reason termination by Executive exists no later than ten (10) days after becoming aware of the occurrence) of any one or more of the following acts or omissions which, if curable, is not cured within thirty (30) days after notice of the occurrence is provided by Executive: (1) any action by the Company which results in a material diminution in Executive's position, authority, duties or responsibilities as Corporate Secretary of the Company (including status, offices, titles and reporting requirements contemplated by this Agreement); (2) a material breach by the Company of its obligations under this Agreement, including, without limitation, a reduction of Executive's Base Salary in violation of this Agreement; or (3) the Company requiring Executive to be based at any office location that is more than fifty (50) miles from its current headquarters in Warren, New Jersey, except for travel reasonably required in connection with the performance of Executive's responsibilities hereunder. Notwithstanding the foregoing, if a “Change in Control” (as hereinafter defined) occurs, Executive will not have “Good Reason” to terminate Executive’s employment under this Agreement merely because Executive reports to a senior executive officer of a company that acquires the Company. 6. Obligations of the Company Upon Termination. Docusign Envelope ID: 133B1AD5-BD0A-40B1-BA84-E36F1C49BBE9

4 A. Termination for Cause/Voluntary Resignation. In the event that Executive's employment under this Agreement is terminated for Cause by the Company or Executive voluntarily resigns from her employment under this Agreement, the Company shall have no obligation to pay the Base Salary or any other compensation provided under this Agreement, to or for the benefit of Executive, for any period after the effective date of such termination, or to pay any incentive compensation for the fiscal year in which such termination occurs; provided, however, that the Company shall promptly provide: (i) all Base Salary earned by Executive through the effective date of such termination, and any unpaid annual bonus earned by Executive for the year preceding the year in which Executive’s employment terminates; and (ii) any benefits under any plans of the Company in which Executive is a participant, consistent with Executive's (or Executive’s beneficiaries’) rights under such plans. B. Termination Without Cause or for Good Reason, Death or Permanent Disability. In the event that Executive's employment under this Agreement is terminated by the Company without Cause (pursuant to Section 5(E)) or due to Executive’s Permanent Disability, by Executive for Good Reason (pursuant to Section 5(F)), or due to Executive’s death, the Company shall, within five (5) business days following such termination, provide to Executive (or Executive’s estate or other beneficiaries, as the case may be): (i) a cash payment consisting of the sum of any previously unpaid Base Salary earned by Executive through the date on which Executive’s employment terminates; (ii) any benefits under any plans of the Company in which Executive is a participant, to the full extent of Executive's (or Executive’s beneficiaries') rights under such plans; and (iii) accelerated vesting of any outstanding stock options, restricted stock units (RSUs), stock appreciation rights (SARs), performance stock units (PSUs), restricted stock and other equity-based compensation awards to Executive during the Employment Term as if Executive's employment had continued through the end of the year in which Executive’s employment terminates or, in the case of any such award that is subject to “cliff vesting,” on a pro rata basis determined by a fraction the numerator of which is the number of days during such vesting period, and the denominator of which is the total number of days in the vesting period that have elapsed as of the date Executive’s employment terminates. Notwithstanding the immediately preceding sentence, with respect to any unvested stock options, RSUs, SARs, PSUs, restricted stock and other equity-based compensation that are unvested at the time of termination of employment under this Section 6(B), and which are subject to a performance condition or performance period that ends at or after the date of employment termination, such awards will be assumed to have been achieved at “target”, and Executive will be entitled to receive a pro rata share of such awards, determined by a fraction the numerator of which is the number of days during the performance period in which Executive was employed, and the denominator of which is the total number of days in the performance period. Stock options, SARs, RSUs, PSUs, restricted stock and other equity-based compensation awards that are or become vested upon termination of Executive's employment due to death or Permanent Disability will be exercisable (if applicable) for at least five (5) years after the date of such termination or, if earlier, until the expiration of the stated term of the award. C. 409A Compliance. The Company shall take all reasonable actions to ensure that none of the amounts earned or payable under this Agreement or under any Company stock purchase, compensation or other equity incentive plan will violate Section 409A of the Code. To the extent necessary to comply with the restriction in Section 409A(a)(2)(B) of the Code concerning payments to “specified employees,” any amounts payable on account of Executive's separation from service shall be paid (or commence to be paid in the case of any payments to be made in installments) on the first business day of the seventh month following Executive's date of termination (or death, if earlier) and the first such payment shall include the cumulative amount of any payments that would have been made prior to such date if not for such restriction, together with interest at an annual rate equal to the minimum rate required by the Code in order to avoid the imputation of interest on short-term loans between employers and employees. The date of Executive’s termination of employment shall be determined in accordance with Treasury Regulation Section 1.409A- 1(h). Except as otherwise provide herein, any payment required as a result of a termination of employment will be made (or, with respect to any payments to be made in installments under this Agreement, Docusign Envelope ID: 133B1AD5-BD0A-40B1-BA84-E36F1C49BBE9

5 commenced) within 45 days following such event. Notwithstanding anything else herein to the contrary, to the extent that any payments due under the terms of this Agreement are conditioned upon the delivery and non-revocation of a release, and if any of those payments are determined to be nonqualified deferred compensation that is subject to the requirements of Section 409A of the Code, and if the period for consideration and revocation of such release spans two calendar years, then any such payment shall not be made until the later of (i) the end of the revocation period following delivery of the release, or (ii) the first business day of the second calendar year. D. Value of Insurance Coverage During Severance Period. To the extent any medical or dental plan covering any post-employment period is a “self-insured medical reimbursement plan” under Section 105(h) of the Code, and such coverage would be discriminatory thereunder, the value of the insurance coverage during the post-termination coverage period (based upon premium value) shall be reported as taxable income to Executive, and the Company shall pay Executive promptly no later than January 15th of the year of coverage, such additional cash payments as are necessary for Executive to receive the same net after-tax benefits (taking into account all federal, state and local income, excise and employment taxes) that Executive would have received under such plans if Executive had continued to receive such plan benefits while employed with the Company; provided that any such additional cash payment that would be so immediately paid shall be subject to the provisions of Section 6(C) in connection with compliance with Section 409A of the Code. E. No Effect on Termination of 2018 Employment Agreement. Nothing contained in this Section 6 or otherwise shall effect, amend or modify any of the severance terms to which Executive is entitled or the obligations of the Company upon termination of the 2018 Employment Agreement. 7. Section 280G. A. Notwithstanding any other provision of this Agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates or subsidiaries to Executive or for Executive's benefit pursuant to the terms of this Agreement or otherwise, including, without limitation, payments in connection with a Change in Control or the vesting of shares of restricted stock, RSUs, SARs, PSUs, stock options or other equity awards or other non-cash benefits or property, whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the “Total Payments”) (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code and would, but for this Section 7, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then prior to making the Covered Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to Executive of the Covered Payments after payment of the Excise Tax to (ii) the Net Benefit to Executive if the Covered Payments are limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount under (ii) above, then the Covered Payments will be reduced or cut back by the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the “Reduced Amount”). “Net Benefit” shall mean the present value of the Covered Payments net of all federal, state, local, foreign income, employment and excise taxes. B. Any such reduction shall be made in accordance with Section 409A of the Code and the following: (i) the Covered Payments which do not constitute nonqualified deferred compensation subject to Section 409A of the Code shall be reduced first; and Docusign Envelope ID: 133B1AD5-BD0A-40B1-BA84-E36F1C49BBE9

6 (ii) all other Covered Payments shall then be reduced as follows: (A) cash payments shall be reduced before non-cash payments; and (B) payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date. C. Any determination required under this Section 7 shall be made in writing in good faith by an independent accounting firm selected by the Company (the “Accountants”). The Company and Executive shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 7. For purposes of making the calculations and determinations required by this Section 7, the Accountants may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Accountants' determinations shall be final and binding on the Company and Executive. The Company shall be responsible for all fees and expenses incurred by the Accountants in connection with the calculations required by this Section 7. D. It is possible that after the determinations and selections made pursuant to this Section 7 Executive will receive Covered Payments that are in the aggregate more than the amount provided for under this Section 7 (“Overpayment”) or less than the amount provided for under this Section 7 (“Underpayment”). (i) In the event that: (A) the Accountants determine, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or Executive which the Accountants believe has a high probability of success, that an Overpayment has been made or (B) it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved that an Overpayment has been made, then Executive shall pay any such Overpayment to the Company. (ii) In the event that: (A) the Accountants, based upon controlling precedent or substantial authority, determine that an Underpayment has occurred or (B) a court of competent jurisdiction determines that an Underpayment has occurred, any such Underpayment, together with penalties accruing thereon, if any, plus interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date the amount would have otherwise been paid to Executive until the payment date, will be paid promptly by the Company to or for the benefit of Executive. E. The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon). Executive shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Overpayment or Underpayment. 8. Covenants of Executive. In order to induce the Company to enter into this Agreement and continue to employ Executive hereunder, Executive hereby covenants and agrees as follows. For all purposes under this Section 8 herein, references to “Company” shall be deemed to include the Company’s wholly-owned subsidiaries, if any, and the Company’s “business” shall mean film based delivery systems to deliver drug actives, nutraceuticals, cosmaceuticals or flavors, and soluble film based packaging systems and such other lines of business in which the Company or its wholly-owned subsidiaries, if any, is actively engaged or actively pursuing and with respect to which Executive has oversight responsibility or is otherwise substantively involved. Docusign Envelope ID: 133B1AD5-BD0A-40B1-BA84-E36F1C49BBE9

7 A. Non-Competition. During the Employment Term, including any extensions thereof (the “Restrictive Period”), except as provided herein, Executive shall not directly or indirectly: (a) engage in or in any manner be connected or concerned, whether as an officer, director, stockholder, partner, owner, employee, advisor, creditor, or otherwise with the development, operation, management, or conduct of any business in the United States that competes with the business of the Company being conducted at the time of such termination; (b) solicit or otherwise attempt to divert business from or interfere in the Company relationship with any supplier of the Company or any customer served by the Company or and potential customer identified by the Company during the period of Executive's employment hereunder; or (c) solicit, hire or otherwise interfere with the Company relationship with any person then or previously employed by the Company; provided, however, that, after the termination of Executive's employment, Executive shall not be bound by the covenants set forth in this subparagraph following a material breach by the Company of any of its obligations to Executive hereunder or in the event of the cessation or dissolution of the Company business. As used herein, “cessation or dissolution” means total liquidation of the Company and does not include a cessation of business due to any Change in Control. Nothing contained herein shall prohibit Executive from owning up to 3% of the stock of a publicly traded company that competes with the business of the Company or, following the termination of Executive’s employment with the Company, prevent Executive from being employed by or otherwise affiliated with a line of business of another company that engages in multiple lines of business so long as Executive is not employed by, does not provide services with respect to and is not otherwise involved in the line or lines of business of such other company that compete with the Company. B. Confidentiality. During the Employment Term, and following the termination of this Agreement for any reason for as long as the information remains confidential, Executive shall not make any use, for Executive’s own benefit or for the benefit of a business or entity other than the Company, of any verbal or written secret or confidential information. Such confidential information shall include, but not be limited to, customer lists, trade secrets, sales, marketing or consignment information, vendor lists or operational resource information, forms, processes or procedures, budget and financial statements or information, files, records, documents, compilation of data, engineering drawings, computer print-outs, or any other data of or pertaining to the Company, its business, customers and financial affairs, or its services not generally known within the Company’s trade and which was acquired by Executive during Executive’s affiliation with the Company. Executive shall not remove from the Company premises or retain without the Company’s written consent any of the Company’s confidential information as defined herein, or copies thereof or extracts therefrom. Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, or data of the Company or its business or production operations obtained by Executive during Executive’s employment by the Company, which shall not be generally known to the public or recognized as standard practice (whether or not developed by Executive) and shall not, during Executive’s employment hereunder or after the termination of such employment, communicate or divulge any such information, knowledge or data to any person, firm or corporation other than the Company or persons, firms or corporations designated by the Company. Executive acknowledges that this information is treated as confidential by the Company, that the Company takes meaningful steps to protect the confidentiality of this information, and that the Company has at all times directed Executive to maintain the confidentiality of this information. Immediately upon termination of this Agreement, Executive shall return all of the Company’s property to it, including any and all copies of said property. Notwithstanding this provision or any provision in this Agreement to the contrary, nothing contained in this Agreement is intended to nor shall it limit or prohibit Executive, or waive any right on her part, to make any good faith reports to, initiate or engage in communication with, respond to any inquiry from, otherwise provide information to, participate in any investigation or proceeding that may be conducted by, or obtain any monetary recovery from, any federal or state regulatory, self-regulatory, or enforcement agency or authority, as provided for, protected under or warranted by applicable law, in all events without notice to or consent of the Company. Docusign Envelope ID: 133B1AD5-BD0A-40B1-BA84-E36F1C49BBE9

8 C. Ownership of Work Product. Executive agrees that the Company shall own all intellectual property including trade secrets, patents, patentable inventions, discoveries and improvements that relate to the Company’s business that Executive conceives, develops during the period of Executive’s employment with the Company or delivers to the Company while performing services pursuant to this Agreement (“Work Product”). Executive further agrees to deliver to the Company, and that the Company shall thereafter own for all purposes, all Work Product conceived or developed by Executive relating to the business of the Company which does not otherwise belong to Employee's former employer or to which the former employer has no legal right or claim. Executive hereby irrevocably extinguishes for the benefit of the Company and its assigns any moral right to the Work Product recognized by applicable law. All Work Product shall be considered a work made for hire by Executive and owned by the Company. If any of the Work Product may not, by operation of law, be considered work made for hire by Executive for the Company, or if ownership of all right, title and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company, Executive agrees to assign, and upon creation thereof automatically assign, without further consideration, the ownership of all trade secrets, copyrights, patentable inventions, and other intellectual property rights therein to the Company, its successors and assigns. The Company, its successors, and assigns, shall have the right to obtain and hold in its or their own name copyrights, patents, registrations and any other protection available in the foregoing. For purposes hereof, a “trade secret” shall mean any information, including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings. processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers that derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use and are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. Executive agrees to perform, upon the reasonable request of the Company and at no cost to the Company (other than travel out of pocket costs where applicable), during or after the period(s) that this Agreement remains in effect, such further acts as may be necessary or desirable to transfer, perfect and defend the Company’s ownership of Work Product, or to enforce the Company’s Work Product against third parties. When requested, Executive shall promptly and at no cost to the Company (other than travel out of pocket costs, where applicable): (a) execute, acknowledge and deliver any requested affidavits and documents of assignment and conveyance; (b) obtain and aid in the enforcement of copyright and, if applicable, patents with respect to the Work Product in any countries; (c) provide testimony in connection with any enforcement proceeding or any proceeding affecting the right, title or interest of the Company in any Work Product; and (d) perform any other acts deemed necessary or desirable to carry out the purposes of this Agreement. D. Inventions. All discoveries, designs, improvements, ideas and inventions, whether patentable or not, relating to (or suggested by or resulting from) products, services, or other technology of the Company or relating to (or suggested by or resulting from) methods or processes used or usable in connection with the business of the Company that have been, or may be, conceived, developed or made by Executive during the Employment Term (hereinafter “Inventions”), either solely or jointly with others, shall automatically become the sole property of the Company. Executive shall immediately disclose to the Company all such Inventions and shall, without additional compensation, execute all assignments and other documents deemed necessary by the Company to perfect the Company’s title thereto, or to the patents issued thereon, or to otherwise secure and protect the Company’s property rights therein. These obligations shall continue beyond the termination of Executive's employment with respect to Inventions conceived, developed or made by Executive during employment with the Company. The Company acknowledges and agrees that the provisions of this paragraph shall not apply to any invention for which no equipment, supplies, facilities or trade secret (or proprietary) information of the Company is used by Executive and which is developed entirely on Executive's own time, unless (a) such invention related to the business of the Company or to the Company’s actual or demonstrably anticipated research or development; or (b) such invention results from any work performed by Executive for the Company. Docusign Envelope ID: 133B1AD5-BD0A-40B1-BA84-E36F1C49BBE9

9 E. Acknowledgment. Executive acknowledges that all of the restrictions set forth in this Section entitled “Covenants of the Executive” are reasonable in scope, both individually and in the aggregate, and essential to the preservation of the Company’s business and proprietary interests and that the enforcement thereof will not in any manner preclude Executive, in the event of Executive's termination of employment with the Company for any reason, from becoming gainfully employed in such manner and to such extent as to provide a standard of living for himself, the members of Executive’s family, and those dependent upon Executive of at least the sort and fashion to which Executive and they have become accustomed and may expect. The Company and Executive further agree that if any particular provision or portion of this Section 8 shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. The Company and Executive also agree that in the event that any restriction herein shall be found to be void or unenforceable if some part or parts thereof were deleted or the period or area of application reduced, such restriction shall apply with such modification as may be necessary to make it valid and enforceable to the fullest extent possible consonant with applicable law. In addition, pursuant to the Defend Trade Secrets Act of 2016, the parties acknowledge that (a) an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding; and (b) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order. F. Representations and Warranties. Executive represents and warrants to the Company as follows: (a) Executive is under no contractual or other restriction or obligation which may conflict with or be inconsistent with the execution of this Agreement or with the performing of any duties for the Company, or any other rights of the Company; and (b) neither the Company nor any of its affiliates nor any of their respective officers, directors, employees, agents or employees has requested that Executive communicate or otherwise make available to any such parties at any time any proprietary information, data, trade secrets, or other confidential information belonging to Executive's former employers or others. G. Severability. All of the covenants of Executive contained in this Section entitled “Covenants of the Executive” shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. Both parties hereby expressly agree that it is not the intention of either party to violate any public policy, statutory or common law. If any sentence, paragraph, clause or combination of the same of this Agreement is in violation of the law of any state where applicable, such sentence, paragraph, clause or combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding on the parties to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenant of this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein. H. Remedies. Executive agrees that irreparable harm would result from any breach by Executive of the covenants of this Section 8 in particular, and this Agreement in general, and that monetary damages alone would not provide the Company adequate relief for any such breach. Accordingly, if Executive breaches any covenant in this Section 8, the parties acknowledge that equitable or injunctive relief in favor of the Company is a proper remedy, and nothing in this Agreement shall be construed as Docusign Envelope ID: 133B1AD5-BD0A-40B1-BA84-E36F1C49BBE9

10 precluding the Company from seeking such equitable or injunctive relief in a court of competent jurisdiction for Executive's violations of Section 8. Any award of equitable or injunctive relief shall not preclude the Company from seeking or recovering any lawful compensatory damages that may have resulted from a breach of the covenants of this Agreement. Any waiver or failure to seek enforcement or remedy for any breach or suspected breach of any covenant of Executive in this Agreement shall not be deemed a waiver of such provision in the future. Furthermore, the existence of any claim of Executive against the Company, whether based upon this Agreement or otherwise, shall not operate as a defense to the Company enforcement of any provision of this Agreement. Proceedings seeking equitable and injunctive relief to enforce the terms of this Section 8 may be brought in any court of competent jurisdiction. 9. Indemnification. Subject to the Company by-laws, to the fullest extent allowed or permitted under any provision of applicable law, the Company shall indemnify Executive against any losses, claims, damages or liabilities, or expenses (including reasonable attorneys’ fees) incurred by Executive arising out of any claim based upon acts performed or omitted to be performed by Executive in connection with Executive’s employment with the Company. 10. Attorneys' Fees. In any action brought by any party under this Agreement to enforce any of its terms, or any appeal therefrom, each party shall bear its own costs and expenses, including its own attorneys' fees; provided, however, that Executive (or Executive’s estate or other beneficiaries, as the case may be) will be entitled to reimbursement for reasonable costs and expenses, including reasonable attorneys' fees, with respect to such action if and to the extent that Executive (or Executive’s estate or other beneficiaries, as the case may be) is the prevailing party. 11. Cooperation. Executive agrees that, after the termination of Executive’s employment, Executive shall cooperate on a reasonable basis in the truthful and honest prosecution and/or defense of any claim in which the Company, its affiliates and/or its subsidiaries may have an interest (subject to reasonable limitations and Executive's other commitments concerning time and place), which may include, without limitation, making himself available on a reasonable basis to participate in any proceeding involving the Company, its affiliates and/or its subsidiaries, appearing for depositions and testimony without requiring a subpoena, and producing and/or providing any documents or names of other persons with relevant information. The Company agrees to reimburse Executive for all expenses reasonably incurred by her and to pay reasonable compensation to Executive for and in connection with services provided by Executive pursuant to this section. 12. Travel Restrictions. As is reasonable, Executive has the right to refuse travel to destinations deemed politically unstable or otherwise hostile and/or those that may represent a danger to Executive's health and well-being. 13. Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage fully paid, certified mail, return receipt requested, addressed to the Company at its principal headquarters address and to Executive at Executive’s last address on record with the Company. Either party may change the address to which notices to such party shall be delivered personally or mailed by giving notice thereof to the other party hereto in accordance with the terms of this Section 13. 14. Venue; Jurisdiction. The validity, construction, interpretation, and enforceability of this Agreement shall be determined and governed by the laws (procedural and substantive) of the State of New Jersey without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction of, and agree that such litigation shall be conducted in, any state or federal court located in the State of New Jersey. Docusign Envelope ID: 133B1AD5-BD0A-40B1-BA84-E36F1C49BBE9

11 15. Binding Effect; Assignment. Executive shall not, without the prior written consent of the Company, assign, transfer, or otherwise convey this Agreement, or any right or interest herein. This Agreement, and all rights and obligations of the Company or any of its successors, may be assigned or otherwise transferred to any of its successors and shall be binding upon and inure to the benefit of its successors. As used herein, the term “successor” shall mean any person, corporation or other entity that, by merger, consolidation, purchase of stock, assets, liquidation, voluntary or involuntary assignment, or otherwise, acquires all or a substantial part of the assets of the Company or succeeds to one or more lines of business of the Company. 16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter, it being understood that this Agreement shall expressly supersede any employment agreement between Executive and the Company, and any amendments thereto. This Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by all of the parties hereto; provided, however, that any waiver by either party with respect to any provision hereof, or the breach of any provision hereof by the other party, need be signed only by the party waiving such provision or breach; and provided, further, that the waiver by either party hereto of a breach or compliance with any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or compliance. 17. Severability. In case any one or more of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable in any respect, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held to be illegal, invalid, or unenforceable, shall not be affected thereby. 18. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement. 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. 20. Survival. The provisions of Sections 6-11 and 13-20 of this Agreement shall survive any termination of this Agreement and the termination of Executive's employment by either party for any reason. IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written. AQUESTIVE THERAPEUTICS, INC. EXECUTIVE By: ____________________________ ______________________________ Daniel Barber, President and CEO Lori J. Braender Date: _______________________ Date: _______________________ Docusign Envelope ID: 133B1AD5-BD0A-40B1-BA84-E36F1C49BBE9 03-16-202603-18-2026